EXHIBIT 21.1

                                  SEITEL, INC.

                     LIST OF SUBSIDIARIES OF THE REGISTRANT


***      African Geophysical, Inc. (incorporated in Cayman Islands)

***      Alternative Communication Enterprises, Inc. (incorporated in Texas)

         Datatel, Inc. (incorporated in Delaware)

         DDD Energy, Inc. (incorporated in Delaware)

         Exsol, Inc. (incorporated in Delaware)

***      GEO-BANK, INC. (incorporated in Texas)

         Matrix Geophysical, Inc. (incorporated in Delaware)

         Seitel Data Corp. (incorporated in Delaware)

**       Seitel Delaware, Inc. (incorporated in Delaware)

         Seitel Gas & Energy Corp. (incorporated in Delaware)

         Seitel Geophysical Inc. (incorporated in Delaware)
         (dba Eagle Geophysical)

         Seitel International, Inc. (incorporated in Cayman Islands)

*        Seitel Management, Inc. (incorporated in Delaware)
         (formerly Polymer Dynamics, Inc.)

*        Seitel Natural Gas, Inc. (incorporated in Delaware)

         Seitel Offshore Corp. (incorporated in Delaware)

         Seitel Power Corp. (incorporated in Delaware)



*        Incorporated in 1995
**       Incorporated in 1996
***      Dormant